UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 16, 2007

CATALYTICA ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 West Warner Road, Suite 132
Tempe, AZ 85284
(Address of principal executive offices, including zip code)
(480) 556-5555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On September 16, 2007, Howard Hoffen, a director of Renegy Holdings, Inc. (“Renegy”), a wholly-owned subsidiary of Catalytica Energy Systems, Inc. (“Catalytica”), resigned from the Renegy board of directors to better enable Renegy to satisfy certain listing criteria of NASDAQ pursuant to an application submitted by Renegy for the inclusion of Renegy common stock on the NASDAQ Stock Market. Mr. Hoffen will continue to serve on the board of directors of Catalytica until the closing of its proposed business combination with the renewable energy divisions of NZ Legacy, LLC, and will serve as a Special Advisor to the board and CEO of Renegy following the closing. A copy of the press release issued by Renegy is attached as exhibit 99.1 hereto and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Renegy Holdings, Inc., dated September 17, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.
By:	/s/ Robert W. Zack
Robert W. Zack
President, Chief Executive Officer and Chief Financial Officer

Date: September 17, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Renegy Holdings, Inc., dated September 17, 2007.